UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2023

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2023, the stockholders of BIOLASE, Inc., a Delaware corporation (the “Company”), approved a proposal at the Company’s special meeting of stockholders (the “Special Meeting”) further amending the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio between one-for-two (1:2) and one-for-one hundred (1:100), without reducing the authorized number of shares of Common Stock. Following the Special Meeting, the Company’s Board of Directors approved a final split ratio of one-for-one hundred (1:100). Following such approval, on July 26, 2023, the Company filed an amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:59 p.m. Eastern Time on July 27, 2023 (the “Reverse Stock Split”).

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of fractional shares, Computershare Trust Company, N.A., as exchange agent (“Computershare”), will aggregate all fractional shares and arrange for them to be sold in a timely manner at the then-prevailing prices on the Nasdaq Capital Market. After completing such sale, Computershare will pay to each stockholder of record such stockholder’s pro rata share of the net proceeds derived from the sale of the fractional interest to which such stockholder would otherwise be entitled.

The 1-for-100 Reverse Stock Split will reduce the number of outstanding shares of Common Stock from approximately 104 million shares to approximately 1.04 million shares. Proportional adjustments will be made to the number of Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards and warrants, as well as the applicable exercise price.

After the Reverse Stock Split, the trading symbol for the Common Stock will continue to be “BIOL.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 090911702.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following are the results of the voting on the proposals submitted to stockholders at the Company’s Special Meeting of Stockholders held on July 20, 2023.

Proposal 1 – Stockholders voted to approve the adoption of the Amendment to the Certificate of Incorporation to effect a reverse stock split of Company Common Stock (without reducing the authorized number of shares of Company Common Stock), if and when determined by the Company’s Board of Directors:

For	Against	Abstain	Broker Non-Votes
20,889,544,676	14,072,832,774	363,902,539	—

Proposal 2 – To approve an adjournment of the Special Meeting, to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split:

The Company’s stockholders approved Proposal 1. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
23,071,478,430	11,853,155,314	401,646,245	—

The Board of Directors has determined not to adjourn the Special Meeting to solicit additional proxies.

Item 8.01.	Other Events.

The primary purpose of the 1-for-100 Reverse Stock Split is to raise the per-share trading price of the Common Stock to allow for its continuous listing on the Nasdaq Capital Market, among other benefits. The Nasdaq Capital Market requires, among other things, that a listing a company’s common stock maintain a minimum bid price of at least $1.00 per share. However, there can be no assurance that the Reverse Stock Split will have the desired effect of sufficiently raising the bid price of the Common Stock for the required period.

In addition, on July 26, 2023, the Company issued a press release relating to the Reverse Stock Split described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Seventh Amendment to Restated Certificate of Incorporation of BIOLASE, Inc.

99.1	Press release of BIOLASE, Inc., dated July 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: July 26, 2023	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	Chief Executive Officer